EX-23.1

                          CONSENT OF ACCOUNTANTS

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 POS (Amendment No.3) of our report dated October 16, 2003, on our audit of the financial statements of FreeStar Technology Corporation (formerly known as Freestar Technologies) as of June 30, 2003 and 2002, and for year ended June 30, 2003 and for the period from May 25, 2001 (inception) to June 30, 2002.


/s/  Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
April 16, 2004